UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2013

SPUTNIK ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52366	52-2348956
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

7512 Dr. Phillips Blvd
Suite 50-302
Orlando, Florida 32819
 (Address of principal executive offices and zip code)

855-873-7536
(Registrant’s telephone number)

NA
 (Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 23, 2013 Anthony Gebbia resigned as Chief Executive Officer and sole member of the Board of Directors.  Mr. Gebbia was appointed to continue to serve the Company as Chief Operating Officer.  Mr. Gebbia did not furnish the Board with any written correspondence concerning the circumstances surrounding his resignation.

By written consent of the majority shareholder, R. Thomas Kidd was appointed as Chief Executive Officer, Principal Financial Officer and sole member of the Board of Directors.

During the past 5 years, Mr. Kidd has previously served as the President and CEO of Domark International, Inc., a publicly traded holding company traded on the OTCBB, DOMK, from May of 2008 until August of 2009, and then from April of 2010 until March 5, 2012. Since Mr. Kidd’s departure from Domark, he has been involved in private investments.

On May 23, 2013, the Company entered into employment agreements with Mr. Kidd and Mr. Gebbia. The employment agreements of Mr. Kidd and Mr. Gebbia are attached as Exhibits 10.1 and 10.2, respectively, and incorporated herein.

The board of directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies. Each director shall be elected for the term of one year, and until his successor is elected and qualified, or until his earlier resignation or removal.

Item 9.01 Financial Statements and Exhibits.

a.  Exhibits

10.1	Employment Agreement R. Thomas Kidd

10.2	Employment Agreement Anthony Gebbia

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

Sputnik Enterprises, Inc.

Date: May 24, 2013	By:	/s/ R. Thomas Kidd
R. Thomas Kidd
Chief Executive Officer and Director

3